Exhibit 10.1

July 29, 2019

VIA ELECTRONIC MAIL

Carl Grover
1010 South Ocean Blvd, Apt. 107
Pompano Beach, Florida 33062

Re:
Exercise of Series A Warrant issued July 31.2014 ("2014 Warrant")

Dear Carl:

In order to induce you to exercise the Warrant for 600,242 shares of our common stock on or before July 31, 2019 in the amount of $2,761,113.20, we agree that upon such exercise:

1.
We will issue to you, as an inducement, fifty thousand (50,000) restricted shares of our common stock.

2.
We will amend the Warrant to extend its stated expiration date to December 15, 2020 at an adjusted exercise price of $4.75. Based on the exercise of this warrant there will be 182,366 warrants remaining.

/s/ David Briskie David Briskie President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Carl Grover
Carl Grover